Exhibit 99.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

•  Form S-3                                  Nos. 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386, 333-157459, 333-172554, 333-172555, 333-172562, and 333-186425.

•  Form S-8                                  Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683 and 333-181647.

of Citigroup Inc. of our reports dated March 1, 2013, except as to Note 4 which is as of May 17, 2013, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2012 and 2011, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, which report appears in Exhibit 99.01 of Citigroup’s Current Report on Form 8-K filed on May 17, 2013.

New York, New York
May 17, 2013